EXHIBIT 10.58

                  NON-EXCLUSIVE DISTRIBUTION AGREEMENT BETWEEN
              STAYHEALTHY, INC. AND PERFORMANCE HEALTH TECHNOLOGIES


         This Distribution Agreement is made this 20th day of April, 2007, between Performance Health Technologies ("Manufacturer") and Stayhealthy, Inc. ("Distributor"). Manufacturer desires to appoint Distributor, and Distributor desires to accept an appointment, as a distributor for Manufacturer's products as set forth herein. The parties are in agreement as follows:

1. RIGHTS GRANTED. Manufacturer grants to Distributor the non-exclusive right to promote "Manufacturer's Products", as defined below. Nothing in this Agreement will prevent the Manufacturer from directly promoting any of its products.

2. PRODUCTS. As used in this Agreement the term "Manufacturer's Products" shall mean the products, related parts and accessories manufactured and sold by Manufacturer for rehabilitation associated with recovery from stroke injury. It is understood that from time to time additional products will be evaluated and considered for inclusion within this Agreement.

3. TERMS. Distributor will be responsible only for representing the Products through its website(s) and other promotional methods that may be agreed with the Manufacturer from time to time. All costs associated with establishing the distribution methods will be borne by Distributor. All orders for Manufacturer's Products received by the Distributor will be relayed to Manufacturer who will retain responsibility for shipping and fulfillment. Shipping costs will be borne by the Manufacturer as will all costs associated with the risk of loss due to damage or destruction during shipment. All customer support activities will be the responsibility of the Manufacturer. All orders are subject to acceptance from the Manufacturer.

         The following payments will be made from Manufacturer to Distributor during the Agreement:

--------------------------------------------- ----------------------------------
  NUMBER OF UNITS ORDERED PER MONTH            DISTRIBUTOR'S WHOLESALE PRICE
--------------------------------------------- ----------------------------------
--------------------------------------------- ----------------------------------
1 - 100                                       $425.00
--------------------------------------------- ----------------------------------
--------------------------------------------- ----------------------------------
101 - 500                                     $400.00
--------------------------------------------- ----------------------------------
--------------------------------------------- ----------------------------------
501 & Up                                      $375.00
--------------------------------------------- ----------------------------------

4. PAYMENT. Either party will pay the other all due payments, as appropriate within 30 days of invoice. Each party will provide invoices within 15 days of the end of each calendar month. Either party may impose a late payment charge of one percent per month on overdue amounts.

5. MARKETING POLICIES. Distributor will promote vigorously the sale of Manufacturer's Products using all channels of distribution available to Distributor. All materials used to describe the Product will conform to Manufacturer's established marketing policies and programs.

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         Manufacturer will provide Distributor with merchandising assistance from time to time including but not limited to Product literature, market demographics, market research information, and customer feedback.

6. PRODUCT WARRANTY POLICIES. Manufacturer makes no warranty to Distributor with respect to the Products, either express or implied, including without limitation, and the implied warranties of merchantability or fitness for a particular purpose. Manufacturer's Products may be returned by a customer within 30 days of its receipt to the Manufacturer for full reimbursement. Any product that is found defective by a customer within one year of receipt will be repaired or replaced by the Manufacturer at no cost to the customer.

7. INDEMNIFICATION. Manufacturer agrees to protect Distributor and hold Distributor harmless from any loss or claim arising out of inherent defects in any of the Manufacturer's Products existing at the time of sale, providing that any such claim is notified to the Manufacturer by Distributor within five working days of Distributor being aware of such claim.

8. ORDER PROCESSING. Manufacturer will employ its best efforts to fill Distributor's orders promptly on acceptance, but reserves the rights to allocate inventory at its discretion.

9. USE OF MANUFACTURER'S NAME. Distributor may use Manufacturer's name, logo or trademarks in any advertising materials with Manufacturer's consent. Such consent would not be unreasonably withheld.

10. RELATIONSHIP OF THE PARTIES. Neither Distributor nor Manufacturer shall have the right to enter into any contract on behalf of the other, or commit the other in any respect whatsoever.

11. TERM AND TERMINATION. The Agreement will expire one year from the date of this Agreement. Notwithstanding this, either party can terminate this Agreement, without cause, on 30 days written notice to the other party.

         In the event the Manufacturer desires to extend this Agreement for a further term, Manufacturer will notify Distributor of this intent at least 30 days prior to expiry of this Agreement. Both parties agree that in the event of such notice, the parties would negotiate the terms for renewal in good faith.

         Notwithstanding the above, the Manufacturer may terminate this Agreement a) if Distributor does not fulfill or perform duties as described in this Agreement, and does not remedy such failure within 15 days of being notified of such, in writing, by Manufacturer, b) if Distributor is acquired by another company, c) conviction in any court of the Distributor for practices that could adversely impact on the good name, goodwill, or reputation of the Manufacturer, or d) submission of fraudulent reports by the Distributor to the Manufacturer in relation to performance of the obligations of this Agreement. Distributor may also terminate this Agreement if Manufacturer a) fails to perform according to the terms of this Agreement, b) if Manufacturer is acquired by another company, c) if Manufacturer is convicted in any court of practices that could negatively impact the reputation of Distributor, or d) submits fraudulent reports to Distributor.

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12. OBLIGATIONS ON TERMINATION. On termination of this Agreement, Distributor shall cease to be an authorized Distributor and remove all mention of Manufacturer's Product from the distribution channels. In the event that residual orders are still received through Distributor, Manufacturer will continue to fulfill the payment obligations of this Agreement for a period of 3 months following termination.

13. ADDITIONAL CONSIDERATIONS. In consideration for the activities of Distributor as required in this Agreement the Manufacturer agrees to carry a link to the Distributor's website(s) on its website and to provide information as deemed appropriate by both parties about Distributor.

14. NOTICES. All notices required by this Agreement will be in writing to the Notice under this Agreement shall be sent by facsimile, certified mail, return receipt requested, or Federal Express or other nationally recognized overnight carrier to the following addresses or to such other addresses as the parties may from time to time designate, in writing:

                  To Manufacturer:
                                    Performance Health Technologies, Inc.
                                    427 River View Plaza
                                    Trenton, New Jersey 08611
                                    Attn:  Robert Prunetti
                                    Facsimile:   609-656-0869

                  To Distributor:
                                    StayHealthy, Inc.
                                    Elfwood Drive,
                                    Monrovia, CA 91016
                                    Attn: John Collins
                                    Facsimile:

15. COUNTERPARTS. This Agreement may be executed in counterparts, and as so executed, the counterparts shall constitute one and the agreement binding on all Parties.


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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the year and date first written above.



                                 PERFORMANCE HEALTH TECHNOLOGIES, INC.


                                 By:     /S/ ROBERT D. PRUNETTI
                                    -----------------------------------------
                                      Robert D. Prunetti
                                      President and Chief Executive Officer


                                 STAYHEALTHY, INC.


                                 By:    /S/ JOHN COLLINS
                                    -----------------------------------------
                                      John Collins
                                      Chief Executive Officer





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